UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2012

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 Lincoln Street, Worcester, Massachusetts 01653

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On October 15, 2012, the Compensation Committee of The Hanover Insurance Group, Inc. (the “Company”) took the following actions with respect to Andrew Robinson, the Company’s Executive Vice President, Corporate Development and President, Surety:

•	Mr. Robinson’s participation in the Company’s Amended and Restated Employment Continuity Plan (the “Plan”) was modified to change his “Multiplier” from 1X to 2X; and

•	In connection with the foregoing modification to his “Multiplier”, Mr. Robinson was required to waive his rights to any Section 280G tax gross-up provisions contained in the Plan.

Item  9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

The following exhibit is furnished herewith:

Exhibit 10.1	Letter Agreement dated October 15, 2012 between Andrew Robinson and The Hanover Insurance Group, Inc. related to Mr. Robinson’s participation in the Registrant’s Amended and Restated Employment Continuity Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc.
(Registrant)

Date: October 19, 2012	By:	/s/ J. Kendall Huber
J. Kendall Huber
Executive Vice President, General
Counsel and Asst. Secretary

Exhibit Index

Exhibit 10.1	Letter Agreement dated October 15, 2012 between Andrew Robinson and The Hanover Insurance Group, Inc. related to Mr. Robinson’s participation in the Registrant’s Amended and Restated Employment Continuity Plan

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